FHLBank Topeka 2016 Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2016 Member and Independent Director Election. Elections for Member Directorships were conducted in Colorado, Kansas and Oklahoma and an election for three Independent Directorships was conducted district-wide. Please find the official report of election below. Six directors were elected to FHLBank’s board of directors:

Independent Director Election

Milroy A. Alexander, MAA Consulting
Neil F.M. McKay, Retired, Former CFO and Treasurer, Capitol Federal Savings
Donde L. Plowman, Dean of the College of Business Administration, University of Nebraska, Lincoln

Member Director Election

Don Abernathy, President and CEO, The Bankers Bank, Oklahoma City, Oklahoma
L. Kent Needham, Chairman, President and CEO, The First Security Bank, Overbrook, Kansas
Thomas H. Olson, Jr., Chairman and CEO, Points West Community Bank, Julesburg, Colorado

Ms. Plowman and Mr. Abernathy are new FHLBank directors. Ms. Plowman is currently Dean of the College of Business Administration at the University of Nebraska, Lincoln. Mr. Abernathy is currently President and CEO of The Bankers Bank, Oklahoma City, Oklahoma.

Mr. Alexander became a director of FHLBank in 2015. Mr. Alexander is currently a housing, financial and business consultant. He previously served as Executive Director and CEO of the Colorado Housing and Finance Authority.

Mr. McKay became a director of FHLBank in 2007. Mr. McKay, now retired, previously served as CFO and Treasurer of Capitol Federal Savings.

Mr. Needham became a director of FHLBank in 2013. Mr. Needham currently serves as Chairman, President and CEO of The First Security Bank.

Mr. Olson became a director of FHLBank in 2013. Mr. Olson currently serves as Chairman and CEO of Points West Community Bank.

Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. In order to be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. In order to be elected, Independent Directors are required to receive at least 20 percent of the number of votes eligible to be cast in the election. Messrs. Alexander and McKay and Ms. Plowman each received the required number of votes to be elected, receiving 35.2 percent, 35.4 percent, and 33.2 percent, respectively, of the votes eligible to be cast. Mr. Abernathy will serve a two-year term beginning January 1, 2017. Each of the other directors-elect will serve four-year terms beginning January 1, 2017.

Questions about director elections should be directed to Patrick C. Doran, EVP, Chief Compliance Officer and General Counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2016 Federal Home Loan Bank of Topeka
Member and Independent Director Election Results

Member Director Elections

Colorado
Elected – Thomas H. Olson, Jr., Chairman and CEO, Points West Community Bank, Julesburg, Colorado
Expiration of Term – December 31, 2020

Mr. Olson was deemed elected on November 4, 2016, because only one nominee, Mr. Olson, accepted the nomination for the one member directorship up for election in Colorado in 2016.

Kansas
Elected – L. Kent Needham, Chairman, President and CEO, The First Security Bank, Overbrook, Kansas
Expiration of Term – December 31, 2020

Mr. Needham was deemed elected on November 4, 2016, because only one nominee, Mr. Needham, accepted the nomination for the one member directorship up for election in Kansas in 2016.

Oklahoma
Elected – Don Abernathy, President and CEO, The Bankers Bank, Oklahoma City, Oklahoma
Expiration of Term – December 31, 2018

Mr. Abernathy was deemed elected on November 4, 2016, because only one nominee, Mr. Abernathy, accepted the nomination for the one member directorship up for election in Oklahoma in 2016.

Independent Director Elections

Tenth District
Total Number of Eligible Votes per Candidate – 2,728,523
Eligible Voting Members – 769

Elected – Milroy A. Alexander, MAA Consulting
Total Votes Cast for Mr. Alexander – 960,062
Total Number of Members Voting for Mr. Alexander – 264
Public Interest Director – No
Qualifications – Mr. Alexander has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development and risk management practices.
Expiration of Term – December 31, 2020

Elected – Neil F.M. McKay, Retired, Former CFO and Treasurer, Capitol Federal Savings
Total Votes Cast for Mr. McKay – 965,620
Total Number of Members Voting for Mr. McKay – 273
Public Interest Director – No
Qualifications – Mr. McKay has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development and risk management practices.
Expiration of Term – December 31, 2020

Elected – Donde L. Plowman, Dean of the College of Business Administration, University of Nebraska, Lincoln
Total Votes Cast for Ms. Plowman – 904,612
Total Number of Members Voting for Ms. Plowman – 266
Public Interest Director – No
Qualifications – Ms. Plowman has demonstrated experience in and knowledge of auditing and accounting, financial management, organizational management, project development and risk management practices.
Expiration of Term – December 31, 2020